Exhibit 23.3




                                   June 24, 1997




                 CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-22825) of United Waste Systems, Inc., for the registration of up to 119,523 shares of its common stock, of our report dated November 21, 1995 with respect to the combined financial statements of Carmel Marina Corporation and Affiliates as of December 31, 1994, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission.



                                   Hanson Rotter Green
                                   Certified Public Accountants